EXHIBIT 4.1


                    CERTIFICATE OF DETERMINATION

                               of the

              SERIES B SENIOR CONVERTIBLE PREFERRED STOCK
                         (WITHOUT PAR VALUE)

                                 of

                        HEMACARE CORPORATION

                  (Pursuant to Section 401 of the
	General Corporation Law of the State of California)
                _____________________________________


      The undersigned, William D. Nicely and JoAnn R. Stover, DO HEREBY CERTIFY that:

1. They are the Chief Executive Officer and Secretary, respectively, of HemaCare Corporation, a corporation organized and existing under the General Corporation Law of the State of California (the "Company").

2. The resolution attached hereto as Exhibit A was duly adopted by the Board of Directors of the Company as required by Section 401 of the California General Corporation Law.

3. The number of shares of Series B Senior Convertible Preferred Stock of the Company is 450,000, of which none have been issued.

       IN WITNESS WHEREOF, on the date set forth below, in the City of Los Angeles in the State of California, each of the undersigned does hereby declare under the penalty of perjury under the laws of the State of California that he/she signed the foregoing certificate in the official capacity set forth beneath his/her signature, and that the statements set forth in said certificate are true and of his/her own knowledge.

Signed on October 21, 1998


                                   /s/ William D. Nicely
                                   ----------------------------
                                   Name: William D. Nicely
                                   Title: Chief Executive Officer

                                   /s/ JoAnn R. Stover
                                   ----------------------------
                                   Name: JoAnn R. Stover
                                   Title: Secretary

                             EXHIBIT A

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of this Company in accordance with the provisions of the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), this Board of Directors hereby authorizes the issuance to Comdisco,Inc. ("Holder") of a series of the serial Preferred Stock of the Company (the "Preferred Stock") which shall consist of 450,000 shares of the Company's Preferred Stock, and hereby fixes the powers, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, set forth in the Articles of Incorporation of the Company which are applicable to the Preferred Stock) as follows:

     Series B Senior Convertible Preferred Stock:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Senior Convertible Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred
Stock shall be 450,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series B Preferred Stock.

     Section 2. Optional Conversion. Each nine-tenths (9/10) of a share of Series B Preferred Stock shall be convertible, at the option of the Holder, at any time after the first anniversary of the date of issuance of such share, into one share of Common Stock (the "Series B Conversion Ratio") of the Company ("Common Stock"). The Series B Conversion Ratio shall be adjusted as hereinafter provided. The Holder may exercise such conversion right by delivering to the Company during regular business hours, at the office of the Company or any transfer agent for the Series B Preferred Stock as may be designated by the Company, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank to the Company, accompanied by written notice stating that the Holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when the aforesaid delivery is made (the "Conversion Date"). As promptly as practicable after the Conversion Date, the Company shall issue and deliver to or upon the written order of the Holder, to the place designated by the Holder, a certificate to which the Holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock as hereinafter provided. Upon such conversion, the Holder shall be deemed to have become a Common Stock holder of record on the applicable Conversion Date unless the transfer books of the Company are closed on that date, in which event the Holder shall be deemed to have become a Common Stock holder of record on the next succeeding date on which the transfer books are open, but the Series B Conversion Ratio shall be as in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series B Preferred Stock surrendered for conversion, the Company shall issue and deliver to or upon the written order of the Holder, at the expense of the Company, a new certificate covering the number of shares of Series B Preferred Stock representing the unconverted portion of the certificate so surrendered.

           (1)    Adjustment of Series B Conversion Ratio.  The
     Series B Conversion Ratio shall be subject to adjustment as follows.

                  (1)  If, at any time after the issuance of
     Series B Preferred Stock, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock (other than a stock dividend payable in respect of both Common Stock and Series B Preferred Stock in proportion to the Conversion Ratio) or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series B Conversion Ratio shall be appropriately increased and the number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock shall be appropriately increased, in each case, in proportion to such increase in outstanding shares.

                  (2)   If, at any time after the issuance of
     Series B Preferred Stock, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Series B Conversion Ratio shall be appropriately decreased and the number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock shall be appropriately decreased, in each case, in proportion to such decrease in outstanding shares.

                  (3) In case, at any time after the issuance of Series B Preferred Stock, of any capital reorganization, or any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Company as an entirety to any other person, or the sale or exchange of all of the outstanding capital stock of the Company, each share of Series B Preferred Stock shall after such reorganization, reclassification, consolidation, merger, exchange or sale or other disposition be convertible into the kind and number of shares of stock or other securities or property of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets or stock shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable upon conversion of such shares of Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger, exchange or sale or other disposition had they been converted into Common Stock immediately prior to the time of such reorganization, reclassification, consolidation, merger, exchange or sale or other disposition. The provisions of this Section 2 (a)(iii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, exchanges or sales or other dispositions.

                  (4) All calculations under this Section 2 shall be made to the nearest one-thousandth (1/1000) of a share.

           (2) No fractional shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of such Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the current fair market value of a share of Common Stock (as determined in good faith by the Board of Directors of the Company) multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as shareholders of the Company in respect of such fractional interest.

     Section 3. Reservation of Shares. The Company shall at all times when the Series B Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock.

     Section 4. Status After Conversion. All shares of Series B Preferred Stock which shall have been surrendered upon optional conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate except only the right of the Holder to receive shares of Common Stock in exchange therefor.

     Section 5. Notices to Holder. Any notice required or permitted to be given by the Company to the Holder shall be deemed given upon the earlier of actual receipt or seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at the Holder's address appearing on the books of the Company.

     Section 6 Dividends. The Holder shall be entitled, from the date of issuance, to receive dividends when and as declared by the Board of Directors and out of any funds legally available therefor. In addition, if the Board of Directors shall declare any dividends on the Common Stock, then the Board of Directors shall also, at the same time and as of the same record date as the dividends declared on the Common Stock, declare dividends on the Series B Preferred Stock, payable in the same form as the dividends so declared on the Common Stock, in an amount per share of Series
B Preferred Stock equal to the amount of the dividends so declared per share of Common Stock multiplied by the Series B Conversion Ratio as of the time
of declaration of the dividend.   No dividend shall be declared or payable
on Common Stock unless dividends are so declared and payable on the Series B Preferred Stock.

     Section 7.      Liquidation Rights of Preferred Stock.

                     (3) Preference. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Holder of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock or any stock ranking junior to the Series B Preferred Stock upon liquidation, dissolution or winding up, an amount equal to $0.90 per share (which amount shall be adjusted appropriately to reflect any adjustment in the Series B Conversion Ratio), plus previously declared but unpaid dividends to the date of distribution. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the Holder of the Series B Preferred Stock and all other outstanding capital stock of the Company ranking on a parity with the Series B Preferred Stock shall be insufficient to permit the payment to the Holder the full preferential amounts to be distributed to the Holder as aforesaid, then the Holder of Series B Preferred Stock and such other outstanding capital stock of the Company ranking on a parity with the Series B Preferred Stock shall share ratably, in proportion to the full respective preferential amounts to which they are entitled, in the maximum distribution permitted by the assets of the Company. A consolidation or merger of the Company with or into another corporation, or in which the capital stock of the Company is converted solely into capital stock of such other corporation or of a direct or indirect parent corporation of such other corporation (except for cash in lieu of fractional shares), shall not be considered to be a liquidation, dissolution or winding up for this purpose.

           (4)   Remaining Assets.  After the payment or
     distribution of the full preferential amounts aforesaid, all remaining assets of the Company shall be distributed ratably among the holders of the Common Stock.

     Section 8. Redemption. The Series B Preferred Stock is not redeemable or subject to call by the Company.

     Section 9.      Voting Rights.  Except as provided by law or pursuant to
Section 14 hereof, the Series B Preferred Stock is not entitled to any voting rights.

     Section 10. Preemptive Rights. The Series B Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

     Section 11.     Registration Rights.

           (5)   Certain Definitions.  For purposes of this Section
     11, the following terms shall have the respective meanings set forth below:

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

           "Registrable Securities" shall mean those shares of Common Stock acquired or acquirable upon conversion of the Series B Preferred Stock in accordance with the terms hereof, but excluding any shares which, as of the date of any demand registration pursuant to Section 11(b) below, may be resold to the public without registration pursuant to Rule 144 or another comparable rule under the Securities Act.

           "Registration Statement" shall mean any registration statement or comparable document under the Securities Act through which a public sale or disposition of the shares of Common Stock may be registered or exempted from registration.

           "SEC" shall mean the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended.

           (b) Demand Registration. If the Company shall receive at any time after the first anniversary of the date of issuance of the Preferred Stock a written request from the Holder that the Company register Registrable Securities under the Securities Act, then the Company shall effect as soon as practicable the registration under the Securities Act of the Registrable Securities specified in such request (a "Demand Registration"). If the Holder intends to distribute the Registrable Securities covered by its request as part of an underwritten offering, it shall so advise the Company as a part of its request referred to above. The underwriter will be selected by the Company and shall be reasonably acceptable to the Holder. As part of such underwritten offering, the Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company as described above. The Company may at its option include in such underwritten offering securities to be sold for its own account. In such event, notwithstanding any other provision hereof, if the underwriter shall advise the Company in writing that, in its judgment, marketing factors require a limitation of the number of shares to be underwritten, the shares so offered shall be allocated between the Company and the Holder in the following order of priority: (A) first, the maximum number of securities to be sold for the Holder's own account, and (B) the maximum number of Registrable Securities which the Company proposes to register. The Company shall not be obligated to effect more than one (1) Demand Registration pursuant hereto.

           (c) Incidental Registration. If, following the first anniversary of the date of issuance of any share of Series B Preferred Stock, the Company proposes to file a Registration Statement for an offering of securities for its own account, the Company shall take the following steps with respect to such Registration Statement:

                  (1) Mail a written notice to the Holder at the address shown on the books and records of the Company at least thirty (30) days prior to the proposed filing date of any such Registration Statement; and

                  (2) Include in such Registration Statement any and all Registrable Securities specified in a notice by the Holder which is received by the Company not less than twenty
          (20) days following the mailing of the notice specified in
          Section 11(c)(i).

          Notwithstanding any other provision hereof, if the Company intends to effect such registration by means of an underwriting and the underwriter shall advise the Company in writing that, in its judgment, marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise the Holder, and the number of Registrable Securities to be included in such registration shall be allocated in the following order of priority:
     (A) first,
     the maximum number of securities to be sold for the Company's own account, and (B) the maximum number of Registrable Securities which the Holder has requested be registered.

            (d) Postponement. The Company may postpone the filing or the effectiveness of a registration requested pursuant hereto if the Company reasonably determines that (i) such registration may have an adverse effect on any plan or proposal by the Company or any of its subsidiaries with respect to any financing, acquisition, recapitalization, reorganization or other material transaction involving the Company or any of its subsidiaries; (ii) the Company is in possession of material non-public information and disclosure of such information is not in the best interests of the Company or any of its subsidiaries; provided, however, that as soon as the conditions permitting such delay no longer exist, the Company shall give notice of that fact to the Holder, and shall proceed with the registration unless the Holder shall have elected, at any time prior to the close of business on the tenth (10th) business day after the Company has so notified the Holder, to withdraw its request for registration, in which case such withdrawn request shall not constitute a request for registration hereunder; or (iii) such registration would contravene any law, rule or regulation applicable to the Company or any of its subsidiaries.

           (e) Registration Procedures. Whenever the Company shall register any securities as provided herein, the following actions shall be taken:

                  (i) The Holder shall provide the Company with such information about the Holder and its intended manner of distributing the Registrable Securities, and shall otherwise cooperate with the Company and any underwriter(s) as may be needed or helpful in the reasonable opinion of the Company to satisfy any obligation of the Company hereunder.

                 (ii) The Company shall notify the Holder promptly (i) of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information, and (ii) after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

                  (iii) The Company shall furnish to the Holder such number of copies of a summary prospectus or other prospectus
          (including any amendments and supplements thereto and a preliminary prospectus in conformity with the requirements of the Securities Act) and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of such securities.

                  (iv) The Company shall use its best efforts to register or qualify the securities covered by such Registration
          Statement under the securities or "blue sky" laws of such jurisdictions as the Holder shall reasonably request (provided, however, that the Company shall not be required (i) to consent to, or take any action which would subject it to, general service of process for all purposes or (ii) to qualify to do business in any jurisdiction where it is not then subject or qualified) and do any and all other acts or things which may be reasonably necessary or advisable to enable the Holder to consummate the public sale or other disposition of such securities in such jurisdictions.

                  (v) At any time when a sale or other public disposition pursuant to a Registration Statement is subject to a prospectus delivery requirement, the Company shall promptly notify the Holder of the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon receipt of such a notice, the Holder shall immediately discontinue sales or other dispositions of Registrable Securities pursuant to the Registration Statement. The Holder may resume sales only upon receipt of amended prospectuses or after the Holder has been advised by the Company that the use of the previous prospectus may be legally resumed.

                  (vi)    The Company agrees to promptly notify the Holder
         (i) of the issuance by the SEC of any stop order or order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, or (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable
         Securities for sale in any jurisdiction, or the initiation of any proceedings for such purpose. The Company, with the reasonable cooperation of the Holder, shall make reasonable effort to contest any such proceedings and to obtain the withdrawal of any such order at the earliest possible moment.

                  (vii) The Company agrees that it will indemnify the Holder (and any of its officers, directors and persons who control the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all claims, losses, damages, liabilities and expenses (including those relating to settlements approved by the Company) resulting from any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or in any other document incident to that registration) or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to any such indemnified person to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified person or underwriter specifically for use in the preparation thereof.

                  (viii) The Holder will indemnify the Company, any underwriter, and any other person selling under the applicable Registration Statement (and any of the officers and directors and persons who control any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all claims, losses, damages, liabilities and expenses (including those relating to settlements approved by the Holder) resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or in any other document incident to that registration) or from any omission or alleged omission to state a material fact required to be stated or necessary to make the information therein not misleading, but only to the extent based upon or arising from any information furnished in writing to the Company by the Holder expressly for inclusion in that Registration Statement (or such other document incidental to that registration).

                  (ix) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in clauses (vii) and (viii) above, such indemnified party will, if a claim in respect thereof is made against an indemnified party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the indemnified party's failure to give such notice shall not release, relieve or in any, way affect the indemnifying party's obligation hereunder to indemnify the indemnified party unless and then only to the extent that the rights of the indemnifying party are prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereo, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded (based on the written advice of counsel) that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided herein, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided herein.

                  (x) If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (xi) The Company shall bear all expenses (other than the Holder's share of any brokerage or underwriting fees, expenses or commissions) incurred in connection with any Registration Statement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD, fees and expenses of complying with securities and blue sky laws, printing expenses and fees and disbursements of the independent certified public accountants and of the Company's counsel).
                                     -12-

                  (xii) With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration generally or pursuant to a registration on Form S-3, the Company agrees to (a) make and keep adequate public information available, as those terms are understood and defined in SEC Rule 144, at all times; (b) use all reasonable commercial efforts to qualify, and maintain qualification, for registration on Form S-3; and (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

     Section 12. Effect. The Holder, by acceptance of the issuance of the Preferred Stock, hereby agrees to be bound by and subject to all the terms, conditions and obligations set forth herein. Such terms, conditions and obligations shall be binding upon and inure to the benefit of the Company and the Holder and their respective legal successors, representatives and assigns.

     Section 13. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Determination creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 14. Amendment. The Articles of Incorporation and any Certificates of Determination issued under the authority of the Articles of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting together as a single class.

                                -13-